PIPER & MARBURY
                                 L.L.P.

                          CHARLES CENTER SOUTH
                        36 SOUTH CHARLES STREET
                     BALTIMORE, MARYLAND 21201-3018

                              410-539-2530                   WASHINGTON
                           FAX: 410-539-0489                  NEW YORK
                                                            PHILADELPHIA


                          September 29, 1997




Grove Property Trust
598 Asylum Avenue
Hartford, Connecticut  06105

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Grove Property Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the
"Registration Statement") filed with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,333,333 common shares of beneficial interest, $.01 par value, of the Company (the "Shares") to be offered and sold by certain selling shareholders from time to time.

     In our capacity as Maryland counsel, we have reviewed the Second and Third Amended and Restated Declarations of Trust of the Company (the "Declaration of Trust"), a copy of the By-laws of the Company certified by an officer of the Company as currently in effect and as in effect prior to March 10, 1997 (the "By-laws"), the Registration Statement, resolutions of the Board of Trust Managers of the Company authorizing the issuance of the Shares and the Registration Statement; good standing certificate for the Company, dated as of a recent date, issued by the Maryland State Department of Assessments and Taxation; an Officer's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Officer's Certificate"); and such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this



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Piper & Marbury, LLP

Grove Property Trust
September 29, 1997
Page 2



opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate.

     On the basis of the foregoing we are of the opinion that:

     1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

     2. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Maryland, exclusive of securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                   Very truly yours,

                                   /s/ PIPER & MARBURY, L.L.P.